Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 27, 2005 except for note 30, as to which the date is October 10, 2006, with respect to the consolidated financial statements of Asia Aluminum Group Limited included in Amendment No. 3 to the Registration Statement (Form S-4) and related prospectus of Indalex Holdings Finance, Inc. for the registration of US$270,000,000 senior secured notes under the Securities Act.

/s/ Ernst & Young
Ernst & Young
Certified Public Accountants
Hong Kong
February 2, 2007